AGREEMENT

This Agreement is entered into on the 14th day of June, 2006, by and between BUSINESS TALKRADIO.NET™, INC., a Delaware corporation having a principal place of business located at P.O. Box 4826 Greenwich, CT 06831 (hereinafter "BTRN") and Interstellar Transmissions, Inc. a Florida corporation having a principal place of business located at 12132 Sunset Point Circle, Wellington, FL 33414, (hereinafter "IT").

WHEREAS, BTRN is a corporation involved in the dissemination of radio programs and advertising through a system of broadcast affiliates; and

WHEREAS, IT produces a radio program known as Sci-Fi Overdrive (hereinafter "SFO") and is desirous of engaging BTRN to disseminate same;

NOW, THEREFORE, in consideration of the premises IT and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. **Term.** This Agreement shall be for a period of twelve (12) months beginning on Monday, May 1, 2006 and ending April 23, 2007 unless extended or terminated as provided for herein.
2. **Independent Contractor**. IT, its employees, agents and principals are not employees of BTRN. IT is an independent contractor to BTRN and retains the right to run its operation as it sees fit in fulfilling the undertakings provided for herein. IT is responsible for its own employees, agents and principals and the payment of their wages and any and all payroll, payroll taxes, mandatory insurance and benefits including but not limited to workers compensation insurance, FICA and lawfully mandated employers contributions to same.
3. **Responsibilities of BTRN.** BTRN shall provide affiliation functions related to the programming developed under this Agreement and shall support same with usual and customary marketing and promotional activities typically associated with such programming. BTRN holds the right of final content approval of said program, SFO.

Notwithstanding, if a disagreement arises IT concerning content and such disagreement cannot be resolved to mutual satisfaction, IT has the right to give sixty (60) days notice for cancellation of the contract.

4. **Responsibilities of IT.** IT is responsible to provide production functions up to the point of delivering the programming product to BTRN's production facility as reasonably directed by BTRN, including providing and maintaining necessary equipment, telephone lines, and the like, necessary for physical delivery of the programming product electronically or otherwise for broadcast Monday from 1 AM – 4 AM Eastern Standard Time.

5. **Advertising Compensation.** IT and BTRN shall agree to share on a 50 / 50 basis all net revenue derived from advertising sales contained within the body of the program. IT and BTRN further agree to share on a 50 / 50 basis the net revenues derived from advertising voiced by Sci-Fi Overdrive or from sponsors brought by Sci-Fi Overdrive to the network. IT and BTRN further agree to share on a 50 / 50 basis the net ad revenue derived from newsletter advertising, or the advertising of any Sci-Fi Overdrive service or product, including the advertising of seminars advertised during regularly scheduled ad breaks. Net revenue is hereby defined as advertising sales less agency and/or sales representative commissions. BTRN will inform IT of the sales made, net revenues, and origin and terms of the ad sales through forwarding a duplicate copy of the ad placement agreement to IT.

   a. **Product and Service and Seminar Agreement.** It is agreed that all revenue derived from book sales generated by IT or Sci-Fi Overdrive is due exclusively to IT and/or Sci-Fi Overdrive, as are revenues from private clients that might arrive from time to time because of on-air occasional announcements or conversations, provided that these private clients do not air on the Business TalkRadio Network™, its website, or in its feature programming. In the event that IT and BTRN joint venture in designing, marketing and selling newsletters, stock alert services, seminars or other co-branded products, they agree to share in the net revenues on a 50 / 50 basis. Net revenues to be defined appropriately at the time of the joint venture.

6. **Limited License.** IT grants to BTRN a limited license to use SFO's name and mark including any proprietary identification of SFO, its host or participants in the production product for use on its website and in promotional materials for the purpose of marketing the product or in connection with any other BTRN programming. This limited license shall extend to BTRN's affiliates with any other BTRN programming, with prior approval by IT which shall not be unreasonably withheld.
7. **Specific Performance.** The parties recognize that any failure of IT to deliver the programming product to BTRN or any other breach of this Agreement by IT shall cause BTRN irreparable injury that cannot be properly addressed by monetary damages. Therefore the parties agree that in the event of a breach of this Agreement by IT, BTRN shall have the right to apply to any court of competent jurisdiction for injunctive relief and shall be entitled to specific performance of this Agreement.
8. **Indemnification.** IT and BTRN shall indemnify and hold harmless each other, its affiliates, agents, heirs and assigns, from and against any claims, losses, costs, damages and expenses of any nature resulting from or arising in connection with any delinquent, reckless, intentional or malicious acts in the performance of the programming product under this agreement.
9. **Delivery Responsibility.** After receipt from IT, BTRN shall be responsible, at its costs and expense, for delivery via satellite of the programming product to BTRN's affiliates.
10. **Affiliations.** BTRN may offer the programming product to radio stations licensed to broadcast in other metropolitan areas or communities. BTRN will assure that its affiliated stations agree to broadcast the programming product in its entirety, without editing, delaying, adding or subtracting to the program without prior approval. All affiliates will be offered the programming product and will be given written notice of the programming schedule thirty (30) days prior to the first airdate, when applicable. Because of the nature of the show, BTRN cannot guarantee that all affiliates currently broadcasting the Monday from 1 AM- 4 AM Eastern Standard Time programming delivered by BTRN will accept the IT

programming product on the commencement date. IT agrees that, after the termination date hereof, it will not permit its programming product to be broadcast by any radio station that is a BTRN affiliate at the commencement date of this Agreement or that becomes a BTRN affiliate during the term of this Agreement for a period of twelve (12) months after the termination of this Agreement. Any radio station that was compensated directly or indirectly by IT during the term of this contract would be exempted from this prohibition.

11. **Commercial Allowance.** IT will prepare a demo & media relations kit with BTRN logo. Commercials will be cleared during such time the IT programming product is aired through on-air programming.
12. **Termination.** BTRN may terminate this agreement upon sixty (60) days prior written notice; IT may terminate this agreement upon sixty (60) days prior written notice.
13. **Renewal.** This Agreement shall automatically renew upon the same terms and conditions unless either party provides written notice of termination to the other at least sixty (60) days prior to the anniversary date hereof.
14. **Miscellaneous.**
    a. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.
    b. This Agreement constitutes the entire agreement between the parties, and no modification hereof shall be recognized or deemed effective or enforceable unless same is in writing and is signed by both of the parties, or their assignees, hereto.
    c. The provisions of this Agreement are independent of and are separable from each other. In the event any provision of this Agreement, which is judicially declared to be invalid or unenforceable, such provision or provisions shall be invalid or unenforceable without invalidating or rendering unenforceable the remaining provisions hereof.
    d. Neither failure nor any delay on the part of either party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude or be

deemed a waiver of any other or further exercise of the same or of any other right, remedy, power or privilege.

e. In the event of a dispute between the parties arising in relation to enforcement of the terms and conditions of this Agreement, the party prevailing in any court of law shall have the right to obtain from the non-prevailing party reimbursement for the reasonable value of the legal fees and costs incurred by the prevailing party in obtaining such judicial relief.

f. IT, its agents, employees and principals shall not announce any scheduling changes or other matters involving BTRN on air or otherwise until such time as BTRN has authorized such announcement.

15. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without reference to principles of conflicts of laws.

16. **Resolution of disputes.** The Parties submit to the jurisdiction of the United States District Court for the state of Delaware with respect to the resolution of any and all disputes related to or arising under this Agreement.

17. **Notices.** Any notice given to a party to this Agreement shall be in writing and shall be deemed to have been given when delivered personally, or by a nationally known express mail service, or by certified or registered mail, postage prepaid, return receipt requested, duly addressed as set forth below, or to such business address as may be subsequently provided:

If to BTRN: Michael L. Metter
Business TalkRadio Network™
P.O. Box 4826
Greenwich, CT 06831

If to IT: David Durica
Interstellar Transmissions, Inc.
Sci-Fi Overdrive
12132 Sunset Point Circle
Wellington, FL 33414

18. **Headings.** The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

19. **Counterparts.** This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first written above.

ATTEST: BUSINESS TALKRADIO.NET™, INC.

____

By: [signature]
Jeff Weber
Executive Vice-President

ATTEST: Interstellar Transmissions, Inc.

[signature]

By: [signature]
David Durica
Co-host/Producer